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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     MOLECULAR INSIGHT PHARMACEUTICALS, INC.

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                                TABLE OF CONTENTS

ARTICLE I SHAREHOLDERS....................................................    1
   Section 1.  Annual Meeting.............................................    1
   Section 2.  Special Meetings...........................................    1
   Section 3.  Place of Meetings..........................................    1
   Section 4.  Notice of Business.........................................    1
   Section 5.  Waiver of Notice...........................................    2
   Section 6.  Quorum.....................................................    2
   Section 7.  Voting and Proxies.........................................    3
   Section 8.  Action at Meeting..........................................    3
   Section 10. Record Date................................................    3
   Section 11. Meetings by Remote Communications..........................    4
   Section 12. Form of Shareholder Action.................................    4
   Section 13. Shareholders List for Meeting..............................    4
   Section 14. Conduct of Meetings........................................    5

ARTICLE II DIRECTORS......................................................    5
   Section 1.  Powers.....................................................    5
   Section 2.  Nomination; Eligibility to Serve...........................    5
   Section 3.  Vacancies..................................................    6
   Section 4.  Change in Size of the Board of Directors...................    6
   Section 5.  Tenure.....................................................    7
   Section 6.  Resignation................................................    7
   Section 7.  Removal....................................................    7
   Section 8.  Regular Meetings...........................................    7
   Section 9.  Special Meetings...........................................    7
   Section 10. Notice.....................................................    7
   Section 11. Waiver of Notice...........................................    7
   Section 12. Quorum.....................................................    8
   Section 13. Action at Meeting..........................................    8
   Section 14. Action Without Meeting.....................................    8
   Section 15. Telephone Conference Meetings..............................    8
   Section 16. Committees.................................................    8
   Section 17. Compensation...............................................    9
   Section 18. Standard of Conduct for Directors..........................    9
   Section 19. Conflict of Interest.......................................    9

ARTICLE III MANNER OF NOTICE TO SHAREHOLDERS AND DIRECTORS................   10

ARTICLE IV OFFICERS.......................................................   11
   Section 1.  Enumeration................................................   11
   Section 2.  Appointment................................................   11
   Section 3.  Qualification..............................................   12
   Section 4.  Tenure.....................................................   12
   Section 5.  Resignation................................................   12


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
   Section 6.  Removal....................................................    12
   Section 7.  President..................................................    12
   Section 9.  Treasurer..................................................    12
   Section 10. Secretary..................................................    12
   Section 11. Standards Of Conduct For Officers..........................    12

ARTICLE V PROVISIONS RELATING TO SHARES...................................    13
   Section 1.  Issuance and Consideration.................................    13
   Section 2.  Share Certificates.........................................    13
   Section 3.  Uncertificated Shares......................................    13
   Section 4.  Record and Beneficial Owners...............................    13
   Section 5.  Lost or Destroyed Certificates.............................    14

ARTICLE VI CORPORATE RECORDS..............................................    14
   Section 1.  Records to be Kept.........................................    14
   Section 2.  Inspection of Records by Shareholders......................    15
   Section 3.  Scope of Inspection Right..................................    16
   Section 4.  Inspection of Records by Directors.........................    16

ARTICLE VII INDEMNIFICATION...............................................    16
   Section 6.  Insurance..................................................    17

ARTICLE VIII FISCAL YEAR..................................................    17

ARTICLE IX AMENDMENTS.....................................................    17


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                                    ARTICLE I

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The Corporation shall hold an annual meeting of shareholders at a time fixed by the action of the members of the Board of Directors (the "Directors"). The purposes for which the annual meeting is to be held, in addition to those prescribed by the Restated Articles of Organization, shall be for electing directors and for such other purposes as shall be specified in the notice for the meeting pursuant to Section 4 of this Article, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting was held, the Corporation may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and the meeting shall have all of the effect of an annual meeting.

     Section 2. Special Meetings. Special meetings of the shareholders may be called (i) by the President or by the Directors, or (ii) by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 25%, or such lesser percentage as the Restated Articles of Organization permit, of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held and such purpose satisfies the requirements of Section 4 below. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

     Section 3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation unless a different place is fixed by the Board of Directors or the President and is specified in the notice of the meeting.

     Section 4. Business of the Meeting. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or the President of the Corporation or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Secretary in the case of an annual meeting not less than 150 days prior to the date such meeting was held in the prior year, or in the case of any other meeting no later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever is earlier. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the names and addresses, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the


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Corporation which are beneficially owned by the shareholder and any other shareholders known by such shareholder to be supporting such proposal, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     Section 5. Requirement of Notice. A written notice of the date, time, and place of each annual and special shareholders' meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting and, to the extent required by law or the Restated Articles of Organization, to shareholders not entitled to vote at the meeting, no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III.

     Section 6. Waiver of Notice. A shareholder may waive any notice required by law, the Restated Articles of Organization, or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 7. Quorum.

     (a) Unless otherwise provided by law, or in the Restated Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Restated Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the "MBCA"), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

     (b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the


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conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

     Section 8. Voting and Proxies. Unless the Restated Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, 11 months from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     Section 9. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group (a) if it is approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter or (b) in the case of any matter that has been approved by vote of the Board of Directors taken at a meeting held prior to such meeting of shareholders, if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless, in the case of either (a) or (b), a greater number of affirmative votes is required by law, or the Restated Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

     Section 10. Record Date. The Directors may fix in advance a record date in order to determine the shareholders entitled to notice of, and to vote at, a shareholders' meeting, to demand a special meeting, or to receive a dividend or other distribution or for the purpose of any other lawful action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the


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consent. A record date fixed under this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 11. Meetings by Remote Communications. Unless otherwise provided in the Restated Articles of Organization, if authorized by the Directors: subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders, provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

     Section 12. Form of Shareholder Action.

     (a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

     (b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

     Section 13. Shareholders List for Meeting.

     (a) After fixing a record date for a shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or


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series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

     (b) The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network.

     (c) A shareholder or his or her agent or attorney is entitled, on written demand, to inspect and, subject to the requirements of Section 2(c) of Article VI of these Bylaws, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

     (d) The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 14. Conduct of Meetings. Meetings of shareholders shall be presided over by one of the following, in order, if present and acting: Chairman of the Board, Chief Executive Officer, President, a Vice President or, if none of the foregoing is in office or is not present at the meeting and acting, then a chairman for the meeting to be selected by a plurality of the shareholders present. The Secretary, if present, or an Assistant Secretary, shall act as secretary for each meeting of shareholders but if neither the Secretary or Assistant Secretary is present at the meeting, the chairman of the meeting shall appoint a secretary for the meeting.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

     Section 2. Nomination; Eligibility to Serve. Except as otherwise provided in Section 4 of this Article concerning the filling of vacancies on the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of shareholders may be made (a) by or at the direction of the Board of Directors or any nominating or similar committee thereof, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of Directors at the applicable meeting of shareholders and who complies with the notice procedures set forth in this Section. Such nominations made by


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shareholders shall be made pursuant to timely notice in writing to the
Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Chairman, if any, the Chief Executive Officer, President, Treasurer or Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting at which such nominees may be elected; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received at the Corporation's principal executive office not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), including without limitation, such person's name, age, business and residential address, shares owned and employment status, and (b) as to the shareholder giving the notice, (i) the names and addresses, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting the election of the proposed nominee(s) and
(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and any other shareholders known by such shareholder to be supporting the election of the proposed nominee(s). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The Chairman, if any, or Chief Executive Officer or President of the Corporation at the shareholder's meeting pertaining to the election of directors shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     Section 3. Number and Election. The Board of Directors shall consist of not less than the minimum number of individuals permitted by law and upon the closing of an initial public offering shall be divided into three classes as provided in the Corporation's Restated Articles of Organization.

     Section 4. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

     Section 5. Change in Size of the Board of Directors. The number of Directors may be fixed or changed from time to time by the Board of Directors.


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     Section 6. Tenure. Prior to the closing of an initial public offering, the term of each Director shall expire at the next annual shareholder meeting following their election. Upon the closing of an initial public offering as set forth in the Corporation's Restated Articles of Organization, the term of each Director shall expire at the annual shareholders' meeting held in the third year following the year of his or her election; provided however, that following the closing of the Corporation's first public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, the term of office of the Directors of the first such class will expire as of the first annual meeting of the Corporation's shareholders following such closing, those of the second class will expire as of the second annual meeting of the Corporation's shareholders following such closing, and those of the third class will expire as of the third annual meeting of the Corporation's shareholders following such closing, so that at each annual meeting of shareholders after such closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director. Any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new Directorship was created. Despite the expiration of a Director's term, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

     Section 7. Resignation. A Director may resign at any time by delivering written notice of resignation to the Board of Directors, its Chairman, or to the Corporation. A resignation is effective when the notice is received unless the notice specifies a later effective date.

     Section 8. Removal. Directors may be removed from office only as provided in the Corporation's Restated Articles of Organization. The vacancy or vacancies created by the removal of a Director may be filled by the shareholders at a meeting or in a manner set forth in these Bylaws.

     Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors without notice of the date, time, place or purpose of the meeting.

     Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the President, by the Chairman of the Board, if any, by the Secretary, by any two Directors, or by one Director in the event that there is only one Director. Special meetings of the Board must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to directors shall conform to the requirements of Article III.

     Section 11. Waiver of Notice. A Director may waive any notice before or as of the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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     Section 12. Quorum. A quorum of the Board of Directors consists of a majority of the Directors then in office, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned, meeting may make an adjournment thereof.

     Section 13. Action at Meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     Section 14. Action Without Meeting. Any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this
Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.

     Section 15. Telephone Conference Meetings. Any or all Directors may participate in a regular or special meeting of the Board of Directors by, or the meeting itself may be conducted through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

     Section 16. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Article III and Sections 10 through 15 of this Article shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. A committee may not, however: (a) authorize distributions; (b) approve or propose to shareholders action that the MBCA requires be approved by shareholders; (c) change the number of the Board of Directors, remove Directors from office or fill vacancies on the Board of Directors; (d) amend the Restated Articles of Organization; (e) adopt, amend or repeal Bylaws; or (f) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors. The


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creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct described in
Section 19 of this Article.

     Section 18. Compensation. The Board of Directors may fix the compensation of Directors.

     Section 19. Standard of Conduct for Directors.

     (a) A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the Director reasonably believes to be in the best interests of the Corporation. In determining what the Director reasonably believes to be in the best interests of the Corporation, a Director may consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

     (b) In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants, or other persons retained by the Corporation, as to matters involving skills or expertise the Director reasonably believes are matters (i) within the particular person's professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

     (c) A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section.

     Section 20. Conflict of Interest.

     (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one of the following is true:

     (1) the material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;

     (2) the material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or


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

     (3) the transaction was fair to the Corporation.

     (b) For purposes of this Section, and without limiting the interests that may create conflict of interest transactions, a Director of the Corporation has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entity of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

     (c) For purposes of clause (1) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

     (d) For purposes of clause (2) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b), may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (2) of subsection (a). The vote of those shares, however, is counted in determining whether the transaction is approved under other Sections of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section.

                                   ARTICLE III

                                MANNER OF NOTICE

     All notices under these Bylaws shall conform to the following requirements:

     (a) Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

     (b) Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

     (c) Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

     (d) Written notice by electronic transmission, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder in such manner as the shareholder shall have specified to the Corporation. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (e) Except as provided in subsection (c), written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

     (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Enumeration. The Corporation shall have a President, a Treasurer, a Secretary and such other officers with such other titles as may be appointed by the Board of Directors from time to time in accordance with these Bylaws. The Board may appoint one of its members to the office of Chairman of the Board and from time to time define the powers and duties of that office notwithstanding any other provisions of these Bylaws.

     Section 2. Appointment. The officers shall be appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

     Section 3. Qualification. The same individual may simultaneously hold more than one office in the Corporation. An officer need not be a Director or shareholder of the Corporation, except for the Chairman, who shall be a Director.

     Section 4. Tenure. Officers shall hold office until the first meeting of the Directors following the next annual meeting of shareholders after their appointment and until their respective successors are duly appointed, unless a shorter or longer term is specified in the vote appointing them. The appointment of an officer shall not itself create contract rights. An officer's removal shall not affect the officer's contract rights, if any, with the Corporation. No contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article.

     Section 5. Resignation. An officer may resign at any time by delivering notice of the resignation to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer's resignation shall not affect the Corporation's contract rights, if any, with the officer.

     Section 6. Removal. The Board of Directors may remove any officer at any time with or without cause.

     Section 7. President. The Chief Executive Officer when present, and if there is no Chief Executive Officer, the President, shall preside at all meetings of the shareholders and, if there is no Chairman of the Board of Directors, of the Directors. He or she shall be the chief executive officer of the Corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     Section 8. Treasurer. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of accounts. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

     Section 9. Secretary. The Secretary shall have responsibility for preparing minutes of the Directors' and shareholders' meetings and for authenticating records of the Corporation. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     Section 10. Standards Of Conduct For Officers. An officer shall discharge his or her duties: (a) in good faith; (b) with the care that a person in a like position would reasonably exercise under similar circumstances; and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation. In discharging his or her duties, an officer, who does not have knowledge that makes reliance unwarranted, is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; or (2) legal counsel, public accountants, or other persons retained by the Corporation as to matters involving skills or expertise the officer reasonably believes are matters (i) within the particular person's professional or expert competence or (ii) as to which the particular person merits confidence. An officer shall not be liable to the Corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with this Section.

                                    ARTICLE V

                          PROVISIONS RELATING TO SHARES

     Section 1. Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series authorized by the Corporation's Restated Articles of Organization, as amended from time to time. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. The Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

     Section 2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Each share certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

     Section 3. Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

     Section 4. Record and Beneficial Owners; Transfers. The Corporation shall be entitled to treat as the shareholder the person in whose name shares are registered in the records of the Corporation or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation. Subject to restrictions, if any, pursuant to law, contract, as set forth on such share certificate or otherwise, shares of stock may be transferred in the books of the Corporation by surrender to the Corporation or its transfer agent of the certificate, properly endorsed or accompanied by an assignment of power of attorney properly executed, with such proof of authority or authenticity of signature as the Corporation or transfer agent may reasonably require.

     Section 5. Lost or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, mutilated or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

                                   ARTICLE VI

                                CORPORATE RECORDS

     Section 1. Records to be Kept.

     (a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (b) The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

     (i) its Articles or Restated Articles of Organization and all amendments to them currently in effect;

     (ii) its Bylaws or restated Bylaws and all amendments to them currently in effect;

     (iii) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

     (iv) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;


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

     (v) all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the MBCA for the past three years;

     (vi) a list of the names and business addresses of its current Directors and officers; and

     (vii) its most recent annual report delivered to the Massachusetts Secretary of State.

     Section 2. Inspection of Records by Shareholders.

     (a) A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 1(b) of this Article, copies of any of the records of the Corporation described in said
Section if he or she gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

     (b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) and gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

     (1) excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section;

     (2) accounting records of the Corporation, but if the financial statements of the Corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

     (3) the record of shareholders described in Section 1(a) of this Article.

     (c) A shareholder may inspect and copy the records described in subsection
(b) only if:

     (1) his or her demand is made in good faith and for a proper purpose;

     (2) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

     (3) the records are directly connected with his or her purpose; and

     (4) the Corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the Corporation in the conduct of its business or, in the case of a public corporation, constitute material non-public information at the time when the shareholder's notice of demand to inspect and copy is received by the Corporation.

     (d) For purposes of this Section, "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

     Section 3. Scope of Inspection Right.

     (a) A shareholder's agent or attorney has the same inspection and copying rights as the shareholder represented.

     (b) The Corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 2 of this Article by furnishing to the shareholder copies by photocopy or other means chosen by the Corporation including copies furnished through an electronic transmission.

     (c) The Corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

     (d) The Corporation may comply at its expense, with a shareholder's demand to inspect the record of shareholders under Section 2(b)(3) of this Article by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder's demand.

     (e) The Corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

     Section 4. Inspection of Records by Directors. A Director is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director's duties as a Director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 1. Indemnification. The Corporation shall indemnify its officers, directors, employees and agents and other persons who serve other enterprises in such or similar capacities as provided in the Corporation's Restated Articles of Organization.

     Section 2. Non-Exclusivity. The indemnification provided by the MBCA and the Corporation's Restated Articles of Organization shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has


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

ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

                                  ARTICLE VIII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be the year ending with December 31 in each year.

                                   ARTICLE IX

                                   AMENDMENTS

     (a) Except with respect to a Bylaw adopted by the Directors or as set forth in the Restated Articles of Organization, these By-Laws may at any time be amended by the affirmative vote of the holders of (i) a majority of the shares outstanding and entitled to vote on the matter, or (ii) in the case of any such amendment that has been approved by vote of the Board of Directors taken at a meeting held prior to the meeting of shareholders at which such amendment is to be voted upon, a majority of the shares present or represented and entitled to vote and voting on such amendment, provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter. If authorized by the Restated Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the MBCA, the Restated Articles of Organization, or these Bylaws, requires action by the shareholders.

     (b) Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any By-Law, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending the Bylaws. Any action taken by the Board of Directors with respect to the Bylaws may be amended or repealed by the affirmative vote of the holders of a majority of each voting group entitled to vote on the matter.

     (c) Approval of an amendment to the Bylaws that changes or deletes a quorum or voting requirement for action by shareholders must satisfy both the applicable quorum and


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

voting requirements for action by shareholders with respect to amendment of these Bylaws and also the particular quorum and voting requirements sought to be changed or deleted.

     (d) A By-Law dealing with quorum or voting requirements for shareholders, including additional voting groups, may not be adopted, amended or repealed by the Board of Directors.

     (e) A By-Law that fixes a greater or lesser quorum requirement for action by the Board of Directors, or a greater voting requirement, than provided for by the MBCA may be amended or repealed by the shareholders, or by the Board of Directors if authorized pursuant to subsection (a).

     (f) If the Board of Directors is authorized to amend the Bylaws, approval by the Board of Directors of an amendment to the Bylaws that changes or deletes a quorum or voting requirement for action by the Board of Directors must satisfy both the applicable quorum and voting requirements for action by the Board of Directors with respect to amendment of the Bylaws, and also the particular quorum and voting requirements sought to be changed or deleted.

                      [remainder left intentionally blank]


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